EXHIBIT (a)(1)(viii)
PAVILION BANCORP, INC.

TRUSTEE DIRECTION FORM
FOR TENDER OF
UP TO 128,832 SHARES OF ITS COMMON STOCK
AT A PURCHASE PRICE OF $66.00 PER SHARE

TO:	SKY TRUST, TRUSTEE OF THE PAVILION BANCORP, INC. EMPLOYEE STOCK OWNERSHIP AND 401(k) SAVINGS PLAN

The undersigned acknowledges receipt of the accompanying Letter to the Participants in the Pavilion Bancorp, Inc. Employee Stock Ownership and 401(k) Savings Plan (the “ESOP/ 401(k) Plan”), the enclosed Offer to Purchase, dated April 12, 2005 (the “Offer to Purchase”), and the Letter of Transmittal in connection with the offer by Pavilion Bancorp, Inc., a Michigan corporation (“Pavilion Bancorp”), to purchase up to 128,832 shares of its common stock for $66.00 per share (together, the “Offer”). Furthermore, the undersigned has read and understands the Letter to the Participants in the ESOP/ 401(k) Savings Plan, the Offer to Purchase, and the Letter of Transmittal and hereby agrees to be bound by the terms and conditions of the Offer.
      Consistent with federal law, shares tendered by the Trustee on behalf of the undersigned may not be accepted and purchased by Pavilion Bancorp if the tender offer price is less than the market price of Pavilion Bancorp’s stock on the OTC Bulletin Board on the date shares are accepted and purchased under this Offer. If the tender offer price is greater than or equal to the market price, then the tendered shares will be eligible to be accepted and purchased by Pavilion Bancorp subject to the terms and conditions of the Offer. See Section 3 of the Offer to Purchase.
      These instructions will direct Sky Trust, as Trustee for the ESOP/ 401(k) Plan (the “Trustee”), to tender shares held by the Trustee for the undersigned’s ESOP/ 401(k) Plan account upon the terms and subject to the conditions set forth in the Offer to Purchase.
      SHARES ALLOCATED TO PARTICIPANT’S ESOP/ 401(k) PLAN ACCOUNTS FOR WHICH THE TRUSTEE DOES NOT RECEIVE DIRECTIONS WILL NOT BE TENDERED.
NUMBER OF SHARES TENDERED
(CHECK ONE BOX)

☐	I direct the Trustee to tender ALL of the shares in my ESOP/ 401(k) Plan account.

☐	I direct the Trustee to tender ________________________________________________________________________________ shares in my ESOP/ 401(k) Plan account.
      In order to tender your shares held in your ESOP/ 401(k) account in the offer, you must return this Trustee Direction Form to Sky Trust by 5:00 p.m., Eastern time, on Tuesday, May 17, 2005 in order for the trustee to have sufficient time to process your direction and tender your shares. The offer will expire at 5:00 p.m., Eastern time, on Friday, May 20, 2005.
      The method of delivery of this document is at the election and risk of the ESOP/ 401(k) Plan participant. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
      THE ADDRESS TO MAIL THIS FORM TO IS:

Sky Trust
Attention: Cathy Finkhousen
519 Madison Avenue, 3rd Floor
Toledo, Ohio 43604
      Pavilion Bancorp’s Board of Directors has approved the offer. However, neither Pavilion Bancorp nor any member of its Board of Directors, the Dealer Manager (as identified in the Offer to Purchase) or the Depositary (as defined in the Offer to Purchase) makes any recommendation to stockholders as to whether they should tender or refrain from tendering their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender. In doing so, stockholders should read carefully the information in the Offer to Purchase and in the related

Letter of Transmittal, including Pavilion Bancorp’s reasons for making the offer. See Section 2 of the Offer to Purchase. Stockholders should discuss whether to tender their shares with their financial or tax advisors.
Signatures:

Name(s) of Record Holder(s):

                                  (Please Type or Print)
Social Security or Taxpayer ID Number:

Address:

(Street)	(City)	(State)	(Zip Code)
Daytime Area Code and Telephone No.:

Date:

 , 2005